UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  August 30, 2006

ZAP
(Exact name of Registrant as specified in its charter)

California	001-32534	94-3210624
(State or other jurisdiction of incorporation or organization)	Commission File Number	IRS Employer Identification Number

501 Fourth Street Santa Rosa, CA		95401
(Address of principal executive offices)		(Zip Code)

(707) 525-8658
(Registrant’s telephone number, including area code)

not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1. Registrant’s Business and Operations

Item 1.01.  Entry into a Material Definitive Agreement

On August 30, 2006, ZAP and Smart Automobile LLC entered into an amendment agreement (the “Amendment”) canceling the license provided for in an Exclusive Purchase, License and Supply Agreement dated April 19, 2004 (the “Agreement”) and amending the consideration to be paid pursuant to the Agreement. The Agreement provided ZAP with the exclusive distribution rights and license to manufacture in the United States Smart Cars imported by Smart Automobile LLC. The parties agreed to amend the Agreement due to Daimler Chrysler’s announcement that they will be distributing Smart Cars in the United States, depleting the value of the license to ZAP. The parties agreed that the Amendment does not affect: (i) ZAP’s ability to purchase Smart Cars from Smart Automobile, (ii) the exclusive distribution relationship between Smart Automobile and ZAP provided for in the Agreement and certain other agreements entered into subsequent to the Agreement, or (iii) the transfer of DOT rights provided for in a July 14, 2006 agreement entered into between the parties. In connection with the Amendment, ZAP has agreed that should Smart Automobile be successful in obtaining more Smart Cars for ZAP, ZAP will grant Smart Automobile a warrant for the purchase of 50,000 shares of common stock at $1.75 per share for every 100 Smart Cars delivered.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 99.1 hereto, and is incorporated into this report by reference.

Section 9.  Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Exhibit Title or Description
99.1	Amendment Agreement dated August 30, 2006 between ZAP and Smart Automobile LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZAP

Date: September 6, 2006	By: /s/ Steven M. Schneider
Steven M. Schneider
Chief Executive Officer

ZAP
EXHIBIT INDEX

Exhibit Number	Exhibit Title or Description
99.1	Amendment Agreement dated August 30, 2006 between ZAP and Smart Automobile LLC